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                                EXHIBIT 23


INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement No. 333-10527 of The Colonel's International, Inc. on Form S-8 of our reports dated March 24, 1998, appearing in this Annual Report on Form 10-K of The Colonel's International, Inc. for the year ended December 31, 1997.



/s/ Deloitte & Touche, LLP

Detroit, Michigan
April 13, 1998